Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO

18 U.S.C SECTION 1350

The undersigned, Michael J. Hartnett, the President and Chief Executive Officer of RBC Bearings Incorporated (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended September 26, 2026 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2026

/s/ Michael J. Hartnett
Michael J. Hartnett
President and Chief Executive Officer